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                            Rule 424 (b)(2)
                            File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: SR143                     Dated:  JUNE 30, 1997

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                            21869EGA7

Principal Amount:                                 20,000,000.00

Settlement Date:                                  07/01/97

Base Rate:                                        FED FUNDS (TELERATE PG 120)

Index Maturity:                                   DAILY

Initial Interest Rate:                            7.05% (6.87% EFFECTIVE
                                                       FED FUNDS RATE 6/30/97)

Spread or Spread Multiplier, if applicable:       PLUS 18 BPS.

Interest Rate Reset Dates:                        DAILY (USING PRIOR DAYS
                                                       FED FUNDS)

Interest Payment Dates:                           QTRLY ON 3rd WED
                                                  (SEPT, DEC, MAR, JUN)
                                                  LONG FINAL COUPON

First Coupon:                                     09/17/97

Day Count:                                        ACTUAL/360

Stated Maturity Date:                             06/30/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Initial Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: